Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated May 12, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Helen of Troy Limited and subsidiaries on Form 10-K for the year ended February 29, 2008, which are incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Dallas, Texas
September 23, 2008